EXHIBIT 5.1

1620 26th Street, Sixth Floor

Santa Monica, CA 90404-4013

PHONE: 310.788.9900

FAX: 310.788.3399

www.perkinscoie.com

June 12, 2006

InfoSonics Corporation
5880 Pacific Center Boulevard
San Diego, California 92121

Re:	Registration Statement on Form S-8 of Shares of Common Stock,
par value $0.001 per share, of InfoSonics Corporation

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to an aggregate of up to 590,000 shares of common stock, par value $0.001 per share, of InfoSonics Corporation (the “Shares”). Up to 500,000 Shares may be issued pursuant to the InfoSonics Corporation 2006 Equity Incentive Plan (the “Plan”) and up to 90,000 shares may be issued upon the exercise of stock options granted to non-employee directors pursuant to the terms and conditions of InfoSonics Corporation Amended and Restated Stock Option Agreements (the “Stock Option Agreements”).

We have examined the Registration Statement and such documents and records of InfoSonics Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan and the Stock Option Agreements as original issuance shares have been duly authorized and that, upon the due execution by InfoSonics Corporation of any certificates representing such Shares, the registration by its registrar of such Shares and the sale thereof, and the receipt of consideration therefor, by InfoSonics Corporation in accordance with the terms of the Plan and the Stock Option Agreements, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP